UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 10, 2007 (May 7, 2007)

Date of report (Date of earliest event reported):

GEVITY HR, INC.

(Exact name of registrant as specified in charter)

Florida	0-22701	65-0735612
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 Town Center Parkway

Bradenton, Florida 34202

(Address of principal executive offices / Zip Code)

(941) 741-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 7, 2007, Gevity HR, Inc. (as the borrower) and its subsidiaries (as the guarantors), (“the Company”), entered into the First Amendment to Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with Bank of America, N.A., as administrative agent (“BOA”) and other lenders a party thereto. The Amended Credit Agreement amends the credit agreement dated as of August 30, 2006.

The Amended Credit Agreement provides for an increase in aggregate revolving commitments of the credit facility from $50 million to $75 million. Additionally, at the Company’s request, the amount of aggregate revolving commitments may be increased to a maximum of $100 million, subject to commitments from existing or new lenders. The Amended Credit Agreement also allows the Company to repurchase up to $125 million of its capital stock during the term of the agreement.

Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Amended Credit Agreement.

The foregoing description of the Amended Credit Agreement is qualified in its entirety by reference to the Amended Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

                The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.

Exhibit

Number	Description
10.1

First Amendment to Amended and Restated Credit Agreement dated May 7, 2007, among Gevity HR, Inc., as the Borrower, the Subsidiaries of the Borrower, as the Guarantors, Bank of America, N.A., as Administrative Agent and Other Lenders Party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEVITY HR, INC.

(Registrant)

Dated: May 10, 2007	By: /s/ Edwin E. Hightower, Jr.
Edwin E. Hightower, Jr.
Vice President and General Counsel

EXHIBIT INDEX

Exhibit

Number	Description
10.1

First Amendment to Amended and Restated Credit Agreement dated May 7, 2007, among Gevity HR, Inc., as the Borrower, the Subsidiaries of the Borrower, as the Guarantors, Bank of America, N.A., as Administrative Agent and Other Lenders Party thereto.